Exhibit 3(b)

                                     INDEX
                                      to
                                    BY-LAWS
                ARTICLE I - STOCKHOLDERS
Page

                Section 1.Annual Meeting                                1
                Section 2.Special Meetings                              1
                Section 3.Quorum                                        2
                Section 4.Voting                                        2
                Section 5.Inspectors                                    3

           ARTICLE II - BOARD OF DIRECTORS

                Section  1.    Number, Eligibility and Term
                                of Office                                4
                Section  2.    Vacancies                                 4
                Section  3.    Place of Meetings                         4
                Section  4.    Regular Meetings                          5
                Section  5.    Special Meetings                          5
                Section  6.    Quorum                                    5
                Section  7.    Committees                                5
                Section  8.    Designation of Depositories               6
                Section  9.    Contracts with Directors, Etc.            6
                Section  10.   Compensation of Directors                 7
                Section  11.   Compensation of Officers and
                               Employees                                 7

           ARTICLE III -  OFFICERS

                Section  1.    Enumeration of, Election, Removal of      7
                Section  2.    Powers and Duties  of Chairman            8
                Section  3.    Powers and Duties  of Vice Chairman       8
                Section  4.    Powers and Duties  of President           8
                Section  5.    Powers and Duties  of Executive           9
                            Vice President
                Section  6.    Powers and Duties  of Vice President      9
                Section  7.    Powers and Duties  of Secretary           9
                Section  8.    Powers and Duties  of Assistant          10
                                Secretary
                Section  9.    Powers and Duties of Treasurer           10
                Section  10.   Powers and Duties of Assistant           11
                            Treasurer


           ARTICLE IV - CAPITAL STOCK                           Page

                Section 1.     Certificate of Shares                    11
                Section 2.     Transfer of Shares                       12
                Section 3.     Rules and Regulations as to Issue,       12
                             Transfer and Registration of
                                    Shares of Stock

                Section 4.     Closing Transfer Books                   12
                Section 5.     Fixing Date for Determination
                            of Stockholders' Rights                     12

           ARTICLE V - DIVIDENDS AND WORKING CAPITAL

                Section 1.     Dividends                                13
                Section 2.     Working Capital                          13

           ARTICLE VI - CHECKS, NOTES, CONTRACTS, ETC.

                Section 1.      Checks and Notes                        14
                Section 2.      Contracts and Instruments               14

           ARTICLE VII - MISCELLANEOUS PROVISIONS

           Section 1.          Fiscal Year                              15
           Section 2.          Principal Office                         15
           Section 3.          Officers' Voting Stock                   15
           Section 4.          Rules of Order for Meetings              15

           ARTICLE VIII - CORPORATE SEAL                                16

           ARTICLE IX - AMENDMENT OF BY-LAWS                            16

                                    BY-LAWS
                                      OF
                          ELIZABETHTOWN WATER COMPANY

                                   ARTICLE I
                                 STOCKHOLDERS
         Section 1.    Annual Meeting.    A meeting of the stockholders of the
company shall be held annually at the principal office of the company in the State of New Jersey, between the hours of eleven and twelve o'clock in the fore-noon, or at such other time during regular business hours as may be stated by the notice of the meeting, on the first Monday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Monday not a legal holiday for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.
         Written notice of the Annual Meeting shall be mailed at least twenty
(20) days prior to the meeting to each stockholder of record at his address as the same appears on the stock books of the company. A failure to mail such notice, or any irregularity in such notice, shall not affect the validity of any annual meeting, or of any proceedings at any such meeting.

         Section 2.    Special Meetings.    Special meetings of the
stockholders of the company may be held at the principal office of the company in the State of New Jersey, whenever called in writing, by a vote of the majority of the Board of Directors, or upon written request by stockholders holding ten per cent (10%) of the capital stock addressed to the Secretary.
Written notice of each special meeting, stating the day, hour and place thereof, and in general terms the business to be transacted thereat, shall be mailed at least ten (10) days prior to the meeting to each stockholder of record at his address as the same appears on the stock book of the company. If all the stockholders shall waive notice of a special meeting, no notice of such meeting shall be required; and whenever all the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

      Section 3.    Quorum.    At any meeting of the stockholders the holders
of the majority of the capital stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for all purposes. if the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these by-laws for an annual meeting, or fixed by notice as above provided for a special meeting called by the directors or stockholders, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting of which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 4.    Voting.    At each meeting of the stockholders every
stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by said stockholder or by his duly authorized attorney, and delivered to the inspectors at the meeting; and each stockholder shall have one vote for each share of capital stock having voting powers standing registered in his name, but no share of capital stock shall be voted on at any meeting which has been transferred on the books of the corporation subsequent to the record date fixed by the Board of Directors. All voting for election of directors shall be by ballot. At each meeting of the stockholders a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the secretary or by the treasurer, shall be furnished. Only the persons in whose names shares of capital stock stand on the books of the company, as evidenced by the list of the stockholders so furnished, shall be entitled to vote in person or by proxy on the shares so standing in their names. Upon demand of any stockholder, the votes upon any question before the meeting, shall be made by ballot.

      Section 5.    Inspectors.    At each meeting of the stockholders the
polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of a voter, shall be decided upon by two or more inspectors. The inspectors shall be appointed by the presiding officer of the meeting and the inspectors shall be sworn to faithfully perform their duties, and shall, in writing, certify the returns showing the result of the election or ballot. The inspectors may or may not be stockholders, but any inspector may not be a candidate for the office of director. In case of failure to appoint inspectors, the stockholders at any meeting may elect an inspector or inspectors to act at the meeting.

                                  ARTICLE II
                              BOARD OF DIRECTORS

          Section 1. Number, Eligibility and Term of Office. The property, business, and affairs of the company shall be managed and controlled by its Board of Directors.
          The directors shall act only as a board and the individual directors shall have no power as such.
      The Board of Directors shall consist of not less than eleven (11) persons nor more than fifteen (15) persons, subject to change from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Directors need not be stockholders.

         Section 2. Vacancies. Any vacancy in the board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

         Section 3. Place of Meeting. The directors may hold their meetings, and keep the books of the company at the office of the company in the City of Elizabeth, County of Union, State of New Jersey, or at such other place or places as the Board from time to time may lawfully determine.

         Section 4.    Regular Meetings.    Regular meetings of the Board of
Directors shall be held monthly on the third Thursday of each month, if not a legal holiday, and if a legal holiday, then at the next succeeding Thursday not a legal holiday. No notice shall be required for any such regular meetings of the Board.
         The Board of Directors may designate some other day for the regular monthly meeting in which case notice of the meeting shall be given as provided for Special Meetings, but such notice may be waived by any director.

         Section 5.    Special Meetings.    Special meetings of the Board of
Directors shall be held whenever called by the chairman, president or by not less than one-third of the directors for the time being in office.
         The secretary shall give notice of each special meeting by mailing the same at least two days before the meeting or by telegraphing the same at least one day before the meeting to each director, but such notice may be waived by any director. At any time at which every director shall be present, even though without notice, any business may be transacted.

         Section 6.    Quorum.    A majority of the Board of Directors for the
time being in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present a majority of these present may adjourn the meeting from time to time until a quorum shall be present.

        Section 7.    Committees.    The Board of Directors, by Resolution
adopted by a majority of the entire Board may appoint from among its members, an executive committee and one or more other committees. Except as otherwise provided by law, the executive committee shall have and may exercise all the authority of the Board of Directors when the Board is not in session, and each such other committee of the Board shall have and may exercise the authority of the Board to the extent provided in the resolution of appointment. The Chairman and President shall be ex officio members of all committees.
        The Board of Directors shall be kept informed of the actions taken by any Committee.

        Section 8.    Designation of Depositories.    The Board of Directors
shall designate the trust company, or trust companies, bank or banks in which shall be deposited the money or securities of the company.

        Section 9.    Contracts and Directors, etc.    Inasmuch as the
directors of this company are or may be men of large and diversified business interests, and are likely to be connected with other corporations with which from time to time this company must have business dealings, no material contract or other transaction between this company and any other corporation shall be affected by the fact that directors of this company are interested in, or are directors or officers of, such other corporation.
        The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority, of the capital stock of the company which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and as binding upon the company and upon all the stockholders as though it had been approved or ratified by every stockholder of the company.

        Section 10.    Compensation of Directors.    For his attendance at any
meeting of the Board of Directors, or committee every director shall receive reasonable director's fees to be fixed by the Board for attendance at each meeting.
      Section 11.    Compensation of Officers and Employees.    The
compensation of all officers shall be fixed by the Board of Directors and of all employees not mentioned in these by-laws by the officer or officers so authorized by the Board of Directors.

                                  ARTICLE III
                                   OFFICERS
        Section 1.    Enumeration of, Election, Removal of.     The officers
of the company shall be a chairman, president, executive vice president, one or more vice presidents, secretary, an assistant secretary, treasurer, an assistant treasurer, and such other officers as shall from time to time be provided for by the Board of Directors. The chairman and president shall be directors of the company and any one person may hold any two or more of the offices enumerated above, as the Board of Directors may provide. The officers of the company shall be appointed at the first meeting of the Board of Directors after the annual election of directors, which may be on the day of the annual election, and they shall hold office for one year, and until their respective successors shall have been duly appointed and qualified, provided, however, that all officers, agents and employees of the company shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. In its discretion, the Board of Directors, by a vote of the majority thereof, may leave unfilled for such period as it may fix by resolution any office.

         Section 2. Powers and Duties of Chairman. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. He shall have general charge and supervision of the business of the company. He may sign and execute all authorized bonds, debentures, contracts, notes or obligations in the name of the company, and with the treasurer, an assistant treasurer, or secretary, or assistant secretary, may sign all certificates of the shares in the capital stock of the company. He shall from time to time make such reports of the affairs of the company as the Board of Directors may require and shall annually present a report of the preceding year's business to the Board of Directors, which report may be read at the annual meeting of the stockholders. He shall do and perform such other duties as may be from time to time assigned to him by the Board of Directors.

         Section 3.    Powers and Duties of Vice Chairman.    The Vice
chairman shall have all the powers as the Chairman enumerated in Section 2 above in his absence or disability. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Section 4.    Powers and Duties of President.    The president shall
possess the powers and may perform the duties of the chairman in his absence or disability. He shall have charge of the general management of the company under the supervision of the chairman. He may sign and execute all authorized bonds, debentures, contracts, notes or obligations in the name of the company, and with the treasurer, assistant treasurer, secretary, or assistant secretary, may sign all certificates of the shares of the capital stock of the company. He shall do and perform such other duties as may be from time to time assigned to him by the Board of Directors.

         Section 5.    Powers and Duties of Executive Vice President.    The
executive vice president shall possess the powers and may perform the duties of the president in his absence or inability.
He shall assist the president in the general management of the company. He may sign and execute all authorized bonds, debentures, contracts, notes or obligations in the name of the company, and with the treasurer, assistant treasurer, secretary or assistant secretary, may sign all certificates of the shares of the capital stock of the company. He shall do and perform such other duties as may be from time to time assigned to him by the Board of Directors.

         Section 6.    Powers and Duties of Vice President.    A vice
president shall have all the powers as the executive vice president enumerated in Section 5 above in his absence or disability. He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Section 7.    Powers and Duties of Secretary.    The secretary shall
keep the minutes of all meetings of the stock holders and all meetings of the Board of Directors. He shall attend to the giving and service of all notices of the company; he may sign with the chairman, president, executive vice president or vice president in the name of the company all contracts authorized by the Board of Directors and when required by the Board of Directors, or permitted by these by-laws he shall affix the seal of the company thereto; he shall have charge of all books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the company during business hours, he may sign with the chairman, president, executive vice president or a vice president, all certificates of shares of capital stock; he shall in general perform all of the duties incident to the office of the secretary, subject to the control of the Board of Directors and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.
         Section 8.    Powers and Duties of Assistant Secretary.    The
assistant secretary shall have the same powers as the secretary in his absence or disability, and he shall have such other powers, and he shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 9.    Powers and Duties of Treasurer.    The treasurer shall
have custody of all funds and securities of the company which may have come into his hands; when necessary or proper, he shall endorse on behalf of the company for collection, checks, notes and other obligations, and shall deposit the same to the credit of the company in such bank, or banks, or depository as the Board of Directors may designate; jointly with such other officer as may be designated by by-law or by resolution of the Board of Directors, all bills of exchange and promissory notes of the company; he may sign with the chairman, president, executive vice president, or a vice president, all certificates of shares in the capital stock; whenever required by the Board of Directors, he shall render a statement of his cash account, he shall regularly in books of the company to be kept by him for the purpose, keep a full and accurate amount of all moneys received and paid by him on account of the company; he shall, at all reasonable times, exhibit his books and accounts to any director of the company upon application at the office of the company during business hours; he shall perform all acts incident to the position of treasurer, subject to the control of the Board of Directors; and he shall have such other powers and he shall perform such other duties as may be assigned to him by the Board of Directors, from time to time. He shall give bond for the faithful performance of his duties as treasurer as the Board of Directors may direct.

         Section 10.    Powers and Duties of Assistant Treasurer.    The
assistant treasurer shall have the same powers as the treasurer in his absence or disability, and he shall have such other powers and he shall perform such other duties as may be assigned to him by the Board of Directors from time to time. He shall give bond for the faithful performance of his duties as assistant treasurer as the Board of Directors may direct.

                                  ARTICLE IV

                                 CAPITAL STOCK
          Section 1.    Certificate of Shares.    Each holder of capital stock
of the company shall be entitled to a stock certificate signed by the chairman, president, or a vice president and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the company. However, when the certificate is signed by the transfer agent, or an assistant transfer agent, or by a transfer clerk on behalf of the company and a registrar, the signature of the chairman, president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimiles.
          All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the -number of such shares and the date of issue, shall be entered in the company's books.
          No certificate shall be valid unless it be signed as provided above in this Section I of Article IV of the by-laws.
          All certificates surrendered to the company shall be cancelled, and no new certificate shall be issued until the former certificate shall have been surrendered and cancelled, or such proof that the certificate has been lost, damaged or destroyed as the Board of Directors may require, and in that event a new certificate may be issued, but the Board of Directors may require such security as they deem appropriate.
         Section 2.    Transfer of Shares.    Shares in the capital stock of
the company shall be transferred on the books of the company by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

         Section 3.    Rules and Regulations as to Issue, Transfer and
Registration of Shares of Stock.    The Board of Directors shall have power
and authority to make all such rules and regulations as they deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint a transfer agent and registrar of transfers, and require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.

         Section 4.    Closing of Transfer Books.    The stock transfer books
may be closed for the meetings of the stockholders, and for the payment of dividends, during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

         Section 5. Fixing Date for Determination of Stockholders' Rights. The Board of Directors is authorized from time to time to fix in advance a date not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date of allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and vote at any such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the company after any such record date fixed as aforesaid.

                                   ARTICLE V
                         DIVIDENDS AND WORKING CAPITAL
         Section 1.    Dividends.    Dividends may be declared by the Board of
Directors from time to time out of the surplus or net profits of the company, and shall be payable at such times as the Board may determine.

         Section 2.    Working Capital.    Before payment of any dividends or
making any distribution of profits, there may be set aside out of the net profits of the company such sum or sums as the Board of Directors may from time to time in their discretion think proper as working capital or as a reserve fund to meet contingencies, and from time to time the Board of Directors may increase, diminish and vary such working capital or such reserve fund in their absolute judgment and discretion.

                                  ARTICLE VI
                        CHECKS, NOTES, CONTRACTS, ETC.
         Section 1.    Checks and Notes.    Payment shall be made by checks or
check voucher, all of which shall be signed by the chairman, or president and the treasurer or assistant treasurer, or by any two officers of the company as the Board of Directors may from time to time direct, except that the Board of Directors may provide by resolution for special subsidiary checking accounts and their manner of operation for payroll, dividend and other purposes. Bills receivable, drafts and other evidence of indebtedness to the company, shall be endorsed for the purpose of discount or collection by the treasurer or assistant treasurer, or such other officer or officers of the company as the Board of Directors may from time to time by resolution designate. No bills or notes or other evidence of indebtedness shall be executed by or on behalf of the company unless the Board of Directors shall authorize the same. Such authority may be general or confined to specific instances.

         Section 2.     Contracts and Instruments.     The Board of Directors
may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any conveyance or instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.
         When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman, president or a vice president and the secretary or assistant secretary, may execute the same in the name and behalf of the company and may affix the corporate seal and attest thereto, unless otherwise directed or required by the Board of Directors.

                                                     ARTICLE VII
                           MISCELLANEOUS PROVISIONS
         Section 1.    Fiscal Year.    The fiscal year of the company shall
begin on the first day of January in each and every year, and all accounts shall be brought up to the close of the year.

         Section 2.    Principal Office.    The principal office of this
company shall be at One Elizabethtown Plaza, City of Elizabeth, County of Union, State of New Jersey, but the Board of Directors may at any regular or special meeting change the place of such office, upon the adoption of a resolution providing therefor by the votes of at least two thirds of its members.
         This company may have other offices at such places as the Board of Directors shall designate and the business of this company may require.

         Section 3.    Officers' Voting Stock.    The chairman, president, or
a vice president, shall have full power and authority on behalf of this company to attend and act, and to vote in person or by proxy at any meeting of stockholders of any corporation in which this corporation may own and hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the company might have possessed and exercised if present.
The Board of Directors, by resolution, from time to time, may confer like powers upon any person or persons.

         Section 4.    Rules of Order for Meetings.    Robert's Rules of Order
Revised, Seventy-fifth Anniversary Edition, are adopted as rules of order for all meetings of the company where not in conflict with law, the corporate charter and these by-laws, but these rules of order may be suspended by a majority vote of those entitled to vote at the meeting, either in person or by proxy.

                                 ARTICLE VIII

                                CORPORATE SEAL
         Section 1. The corporate seal of this company shall be as shown by the following impression:


                                  ARTICLE IX
                             AMENDMENT OF BY-LAWS
         Section 1. These by-laws may be amended by the Board of Directors as provided in section (a) of Article IV of the Joint Agreement of Consolidation, or as provided by law.